                                                                  Rule 424(b)(3)
                                                      Registration No. 333-81013


                              THE BISYS GROUP, INC.

                         SUPPLEMENT NO. 1 TO PROSPECTUS
                               DATED JULY 1, 1999
                               ------------------

     This supplement no. 1 supplements the prospectus dated July 1, 1999 covering shares of common stock of The BISYS Group, Inc. offered by the selling stockholders listed in the prospectus.

     Information contained in the table on page 11 of the prospectus under the heading "Selling Stockholders" is modified, as follows:


                        Common Stock                             Common Stock
      Selling         Beneficially Owned     Maximum Amount   Beneficially Owned
    Stockholder       Prior to Offering      Offered Hereby     After Offering
    -----------       -----------------      --------------     --------------
                                                                Amount/Percent
                                                                --------------

Edward C. Mungenast     44,039(1)              44,039(1)           0   -(2)
Wachovia Bank N.A.      20,000(1)              20,000(1)           0   -(2)



Dated: September 1, 1999
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(1) Mr. Mungenast beneficially owned 44,039 shares of BISYS common stock as of the date of this supplement. He has pledged 20,000 shares to Wachovia Bank N.A. to secure obligations he may have to the bank under an equity collar arrangement. Wachovia Bank N.A., as pledgee, may offer and sell up to the 20,000 shares from time to time.

(2) Less than 1%.